Exhibit (a)(1)(c)

NOTICE OF GUARANTEED DELIVERY
for
Tender of Shares of Common Stock
and the Associated Preferred Stock Purchase Rights
of
BIOSITE INCORPORATED
at
$92.50 Net Per Share,
plus an additional $0.015205 in cash per day per Share
for each day after July 2, 2007 until the Shares are
first accepted for payment
by
Inca Acquisition, Inc.
a wholly-owned subsidiary of
INVERNESS MEDICAL INNOVATIONS, INC.

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JUNE 25, 2007, OR THE “EXPIRATION DATE,” UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF OUR OFFER TO PURCHASE, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

This offer is being made according to an Agreement and Plan of Merger, dated as of May 17, 2007 (the “Merger Agreement”), by and among Inverness Medical Innovations Inc., a Delaware corporation (“Inverness”), Inca Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Inverness (the “Purchaser”), and Biosite Incorporated, a Delaware corporation (“Biosite”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share, including the associated preferred stock purchase rights (collectively, the “Shares” and each a “Share”) of Biosite, are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Time (as defined in the Offer to Purchase, dated May 29, 2007 (the “Offer to Purchase”). This form may be delivered or transmitted by telegram, facsimile transmission or mail to the Depositary AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION (as defined in the Offer to Purchase). See Section 3 — “Procedure for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:
Computershare Trust Company, N.A.

By Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Facsimile (for Guarantees of Delivery): For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	By Overnight Courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Inca Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Inverness Medical Innovations, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Signature(s): _ _
(sign here)

Name(s) of Record Holder(s): _ _

Number of Shares of Common Stock Tendered: _ _

Certificate Number(s) (if available): _ _
(please print)

Address(es): _ _
(zip code)

☐	Check if securities will be tendered by book-entry transfer

Name of Tendering Institution: _ _

Area Code and Telephone No.(s): _ _

Signature(s): _ _

Account No.: _ _

Transaction Code No.: _ _

Dated: _ _, 2007

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal (or copy thereof), with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days on the Nasdaq Global Select Market after the date hereof.

The Eligible Institution (as defined in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or copy thereof) or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _ _

Address:

Area Code and Tel. No.: _ _

(Authorized Signature)

Name:
(Please type or print)

Title:

Dated: _ _, 2007

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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